Exhibit 4.2

ONYX PHARMACEUTICALS, INC.
as Issuer
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

First Supplemental Indenture
Dated as of August 12, 2009
to
Indenture dated as of August 12, 2009

4.00% Convertible Senior Notes due 2016

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ARTICLE 8 Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.	Company May Consolidate, Etc., Only on Certain Terms	54
Section 8.02.	Successor Substituted	55

ARTICLE 9 Satisfaction and Discharge

Section 9.01.	Satisfaction and Discharge of Indenture	55

ARTICLE 10 Supplemental Indentures

Section 10.01.	Supplemental Indentures	56
Section 10.02.	Supplemental Indentures Without Consent of Holders	56
Section 10.03.	Supplemental Indentures with Consent of Holders	57
Section 10.04.	Notices of Supplemental Indentures	58

ARTICLE 11 Miscellaneous

Section 11.01.	Governing Law	58
Section 11.02.	Calculations in Respect of Notes	59
Section 11.03.	Confirmation of Indenture	59
Section 11.04.	Counterparts	59
Signatures
Schedule A
Exhibit A

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     FIRST SUPPLEMENTAL INDENTURE dated as of August 12, 2009 (“Supplemental Indenture”), to the Indenture dated as of August 12, 2009 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and among ONYX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as provided in the Base Indenture;
     WHEREAS, Section 2.01 of the Base Indenture provides for the Company to establish Securities of any series pursuant to an indenture supplemental, and Section 9.01(g) of the Base Indenture provides for the Company and the Trustee to enter into any such indenture supplemental to provide for the issuance and establish the form or terms of Securities of such series as permitted by Section 2.01 of the Indenture without the consent of any Holders;
     WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “4.00% Convertible Senior Notes due 2016” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
Certain Definitions and Provisions of General Application
     Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. For all purposes of this Supplemental Indenture, except as otherwise provided or unless the context otherwise requires:
     (1) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of the Indenture; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.
     As used herein, the following terms have the specified meanings:
     “Additional Interest” has the meaning specified in Section 7.02(b).
     “Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Supplemental Indenture.
     “Additional Shares” has the meaning specified in Section 5.07(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of

DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Bid Solicitation Agent” means the agency appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 5.01(b). The Bid Solicitation Agent shall initially be the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.
     “Capital Stock” means, for any entity, any and all shares, interests, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Certificated Note” means a Note that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 2 thereof.
     “Close of Business” means 5:00 p.m. New York City time.
     “Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.
     “Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the Common Equity of such surviving corporation or its direct or indirect parent corporation.
     “Consideration Notice” has the meaning specified in Section 5.03(b)(i).
     “Conversion Agent” means the person authorized by the Company to convert Notes in accordance with Article 5. The Conversion Agent shall initially be the Trustee.
     “Conversion Date” has the meaning specified in Section 5.02.

     “Conversion Notice” has the meaning specified in Section 5.02(a).
     “Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.
     “Conversion Rate” has the meaning specified in Section 5.01.
     “Conversion Value” means, for every $1,000 principal amount of a Note being converted, an amount equal to the sum of the Daily Conversion Values for each of the 25 Settlement Period Trading Days in the Settlement Period.
     “corporation” means a corporation, association, company, joint-stock company or business trust.
     “Current Market Price” means the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date of the distribution requiring such computation.
     “Daily Conversion Value” means, for any Settlement Period Trading Day, one-twenty-fifth (1/25th) of the product of (1) the applicable Conversion Rate on such Settlement Period Trading Day multiplied by (2) the VWAP of Common Stock (or, if applicable, the Reference Property into which the Common Stock has been converted) on such Settlement Period Trading Day.
     “Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Designated Institution” has the meaning specified in Section 5.04(a)(i).
     “DTC” means The Depository Trust Company, a New York corporation, or any successor.
     “Effective Date” means, with respect to any issuance or distribution on Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting such issuance or distribution.
     “Expiration Date” has the meaning specified in Section 5.05(e).
     “Expiration Time” has the meaning specified in Section 5.05(e).
     “Event of Default” has the meaning specified in Section 7.01(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Ex-Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.
     “Fixed Cash Amount” has the meaning specified in Section 5.03(a)(iii)(A).
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
     (1) upon filing with the SEC of any Schedule TO, or any other schedule or form or report under the Exchange Act, disclosing the consummation of a transaction (including, without limitation, a merger or consolidation) the result of which is that any “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or the Company’s or its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
     (2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that neither (a) a transaction pursuant to which the holders of 50% or more of the total voting power of all classes of the Company’s Common Equity immediately prior to such transaction have the right to exercise 50% or more of the total voting power of all shares of Common Equity of the continuing or surviving corporation (or any parent thereof) entitled to vote generally in elections of directors of such corporation (or any parent thereof) immediately after such event, nor (b) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity shall be a Fundamental Change;
     (3) the Company’s stockholders approve any plan or proposal for its liquidation or dissolution; or

     (4) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on any of the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange or other national securities exchange.
A fundamental change as a result of clause (1) or (2) above will not be deemed to have occurred, however, if at least 90% of the consideration paid for the Common Stock, excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights in the transaction or transactions constituting the Fundamental Change consists of shares of common stock listed on any of the NASDAQ Global Market, NASDAQ Global Select Market or the New York Stock Exchange (or any of their respective successors) or will be so listed immediately following such Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of such transaction or transactions the Notes become convertible into such publicly traded securities on the basis set forth under Section 5.05(m), subject to Section 5.02.
     “Fundamental Change Expiration Time” has the meaning specified in Section 4.01(c).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(a).
     “Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).
     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).
     “Global Note” means a permanent Global Note that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 2 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Holder” means a Person in whose name a Note is registered in the Security Register.
     “Initial Notes” has the meaning specified in Section 2.01.
     “Interest Payment Date” means each February 15 and August 15 of each year, beginning February 15, 2010.
     “Issue Date” with respect to the Initial Notes means August 12, 2009, and with respect to any Additional Notes, the date of original issuance of such Additional Notes.

     “Last Reported Sale Price” of the Common Stock on any date means (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the NASDAQ Global Market; or (ii) if the Common Stock is not listed for trading on the NASDAQ Global Market, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded; or (iii) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, the closing price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) for the Common Stock on that date as reported by the OTC Bulletin Board; or (iv) if not so reported by the OTC Bulletin Board, the last quoted bid price for the Common Stock in the over-the-counter market on that date as reported by Pink OTC Markets Inc. or similar organization; or (v) if the Common Stock is not so quoted by Pink OTC Markets Inc. or similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose. Any such determination shall be made by the Company and shall be conclusive absent manifest error. The Last Reported Sale Price of the Common Stock will be determined without reference to extended or after-hours trading. If, during a period applicable for calculating the Last Reported Sale Price of the Common Stock, an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clause (1), (2) (disregarding the proviso in clause (2)), (3) and (4) under the definition of Fundamental Change (subject to the exception set forth in the paragraph immediately following clause (4) of the definition thereof).
     “Make-Whole Premium” means a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s option, equal to the sum of present values of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the Redemption Date to August 15, 2016 (excluding interest accrued to, but excluding, such Redemption Date, which is otherwise paid pursuant to clause (ii) of the definition of Redemption Price), computed using a discount rate equal to 2.5%. If the Company elects to pay some or all of the Make-Whole Premium in shares of Common Stock, then the number of shares of

Common Stock a Holder will receive will be that number of shares as provided in Section 6.02(c).
     “Make-Whole Reference Date” has the meaning in Section 5.07(b).
     “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity Date” means August 15, 2016.
     “Merger Event” has the meaning specified in Section 5.05(m).
     “Measurement Period” has the meaning specified in Section 5.01(b).
     “Net Share Settlement Election” has the meaning specified in Section 5.03(b)(iii).
     “Note” and “Notes” have the meaning specified in the Recitals and include the Initial Notes and any Additional Notes. The Initial Notes and Additional Notes shall be treated as a single class for all purposes under the Indenture.
     “Notice of Redemption” has the meaning specified in Section 6.04.
     “Open of Business” means 9:00 a.m. New York City time.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company, and shall initially be the Trustee.
     “Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 6.
     “Redemption Price” has the meaning specified in Section 6.02(b).
     “Reference Property” has the meaning specified in Section 5.05(m).
     “Regular Record Date” for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Reporting Default” has the meaning specified in Section 7.02(b).

     “Scheduled Trading Day” means any day on which the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading is scheduled to be open for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, any Business Day.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.
     “Settlement Period” means the 25 consecutive Settlement Period Trading Days (i) with respect to any Conversion Date occurring during the period beginning 30 Scheduled Trading Days preceding the Maturity Date, beginning on and including the 27th Scheduled Trading Day immediately preceding the Maturity Date, (ii) with respect to any Conversion Date occurring after the Company has given a Notice of Redemption, beginning on and including the 27th Scheduled Trading Day immediately preceding the Redemption Date and (iii) in all other instances, beginning on and including the third Trading Day following the Conversion Date.
     “Settlement Period Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence on any Trading Day for the Common Stock of an aggregate one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
     “Settlement Period Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the primary exchange or market on which the Common Stock is listed, quoted or admitted for trading and (ii) there is no Settlement Period Market Disruption Event, provided, however, that that if on any Trading Day the Common Stock is not traded on any market, then that Trading Day shall nevertheless be a “Settlement Period Trading Day” so long as the Company is able to obtain the market value per share of the Common Stock on that Trading Day from a nationally recognized independent investment banking firm retained for this purpose by the Company.
     “Significant Subsidiaries” means any direct or indirect Subsidiary of the Company within the meaning of Section 1-02(w) of Regulation S-X as promulgated by the Commission.
     “Spin-Off” has the meaning specified in Section 5.05(c).

     “Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.
     “Stock Price” has the meaning specified in Section 5.07(b).
     “Trading Day” means a day during which (i) the NASDAQ Global Market is open for trading, or if the Common Stock is not listed for trading on the NASDAQ Global Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so quoted or listed, any Business Day; and (ii) there is no Market Disruption Event.
     “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 aggregate principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if only two such bids can reasonably be obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained, that one bid will be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 in principal amount of the Notes, then the Trading Price per $1,000 in principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate for such date of determination. Any such determination shall be made by the Company and shall be conclusive absent manifest error.
     “Valuation Period” has the meaning specified in Section 5.05(c).
     “VWAP” means, with respect to any Settlement Period Trading Day during the Settlement Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ONXX.Q <equity> AQR, or any successor page, in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day, or if such volume-weighted average price is unavailable, the market value per share of Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such Settlement Period Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     Section 1.02. Conflicts With Base Indenture. If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

     Section 1.03. Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Supplemental Indenture unless otherwise specified.
ARTICLE 2
The Notes
     Section 2.01. Designation and Terms of Notes. There is hereby created and designated a series of Securities under the Base Indenture. The title of the Notes shall be “4.00% Convertible Senior Notes Due 2016.” The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.
     The aggregate principal amount of the Notes that initially may be authenticated and delivered under this Supplemental Indenture (the “Initial Notes”) shall be limited to $230,000,000, subject to increase as set forth in Section 10.02(g).
     The Notes shall mature on August 15, 2016.
     The Notes shall bear interest at the rate of 4.00% per annum, from August 12, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears, on February 15 and August 15 of each year, commencing on February 15, 2010. Interest (including Additional Interest, if any) will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an Interest Payment Date is not a Business Day, payment will be made on the next succeeding Business Day and no additional interest will accrue thereon. Pursuant to Section 7.02, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest. Interest (including Additional Interest, if any) will cease to accrue on a Note upon the Maturity Date, conversion, redemption or repurchase by the Company at the option of the Holder pursuant to Article 4.
     Principal and interest (including Additional Interest, if any) on Global Notes shall be payable in the manner set forth in Section 3.01.
     The Notes shall be convertible as provided in Article 5.
     Section 2.02. Denominations. The Notes initially shall be issuable only in book-entry form without coupons and only in denominations of $1,000 and any multiple thereof.

     Section 2.03. Form and Dating. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which Exhibit is incorporated in and made part of the Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.
     (b) Global Notes. All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of the Indenture.
     (c) Certificated Notes. Certificated Notes will be issued only under the limited circumstances in which definitive registered form of the Securities may be issued as provided in Section 2.11(c) of the Base Indenture.
     Section 2.04. CUSIP Numbers. The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall without unreasonable delay notify the Trustee of any change in the “CUSIP” numbers.
     Section 2.05. Ranking. The obligations of the Company arising under or in connection with the Indenture and every outstanding Note issued under the Indenture from time to time constitute and shall constitute a general unsecured senior obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.
ARTICLE 3
Particular Covenants of the Company
     Section 3.01. Payment of Principal and Interest.

     (a) The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest (including Additional Interest, if any), on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. All references to “interest” in the Indenture are deemed to include Additional Interest.
     (b) On the Maturity Date, each Holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date, unless earlier converted, repurchased or redeemed. With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds. With respect to any Certificated Notes, principal and interest will be payable at the office or agency maintained by the Company for such purpose, which initially shall be the Corporate Trust Office of the Trustee.
     (c) The Company will pay or cause to be paid interest on:
     (i) Global Notes to the Depositary in immediately available funds;
     (ii) any Certificated Notes having a principal amount of less than $5,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described in Section 3.01(b); and
     (iii) any Certificated Notes having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holders of those Notes duly delivered to the Trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described in Section 3.01(b).
     Subject to Section 6.02(b), interest will be paid to the person in whose name a Note is registered at the Close of Business on February 1 or August 1, as the case may be, immediately preceding the relevant Interest Payment Date.
     Section 3.02. Maintenance of Office or Agency. The Company shall maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Securities Custodian and Conversion Agent.
     Section 3.03. Provisions as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.03 that such Paying Agent will :
     (i) comply with the duties applicable to a paying agent under the Trust Indenture Act; and
     (ii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
     The Company shall, on or before each due date of the principal of or interest (including Additional Interest, if any) on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest (including Additional Interest, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest (including Additional Interest, if any) on the Notes when the same shall become due and payable.

     (c) Anything in this Section 3.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.03, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 3.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.03 is subject to Section 11.05 of the Base Indenture.
     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 3.04. Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.
     Section 3.05. Commission Filings and Reports. So long as any Notes are outstanding, the Company shall deliver to the Trustee, within 15 calendar days after the Company would have been required to file with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by us with the SEC via its EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee as of the time such documents are so filed. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act and will furnish to Holders, beneficial owners and prospective purchasers of the Notes or shares of Common Stock issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the

Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 3.06. Book-Entry System. If the Notes cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Notes.
     Section 3.07. Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 7.02, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 3.08. Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest (including Additional Interest, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 3.09. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     Any notice required to be given under this Section 3.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

ARTICLE 4
Repurchase at Option of the Holder
     Section 4.01. Repurchase at the Option of the Holder Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Company will pay the full interest amount payable on such Interest Payment Date to the record holder as of such Regular Record Date) (the “Fundamental Change Repurchase Price”).
     Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:
     (i) if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are held in global form, a notice that complies with the Applicable Procedures, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and
     (ii) delivery or book-entry transfer of the Notes (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.
     provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (b) On or before the 15th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a written notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof.
     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):

     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise its repurchase rights under Section 4.01;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent;
     (vii) that the Notes are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;
     (ix) that the Holder must exercise its repurchase right by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date;
     (x) that the Holder has the right to withdraw any Notes tendered for repurchase prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
     (xi) the procedures the Holder must follow to require the Company to purchase its Notes under Section 4.01.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.
     (c) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:
     (i) the principal amount of the withdrawn Notes;
     (ii) if Certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with the Applicable Procedures.
     (d) On or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 7.05 of the Base Indenture) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly on or after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that all payments shall be subject to Section 4.01(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased on the Fundamental Change Repurchase Date, then: (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered or transferred to the Paying Agent), and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest upon delivery or transfer of the Notes.
     (f) No Notes may be repurchased at the option of Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Notes.

     (g) In connection with any repurchase upon the occurrence of a Fundamental Change, to the extent required by applicable law, the Company shall:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and
     (ii) otherwise comply with all federal and state securities laws as necessary to effect a repurchase of Notes by the Company at the option of such Holder.
ARTICLE 5
Conversion of Notes
     Section 5.01. Right to Convert. Subject to and upon compliance with the procedures for conversion set forth in this Article 5, a Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or a multiple thereof, into Common Stock at an initial conversion rate (the “Conversion Rate”) equivalent to 25.2207 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth in Section 5.05, (x) on or after May 15, 2016, without regard to the conditions described in clauses (a) through (e) below , until the Close of Business on the Business Day immediately preceding the Maturity Date and (y) prior to May 15, 2016, only upon the satisfaction of any of the conditions described in clauses (a) through (e) below; provided that, in the case of any conversion pursuant to this Article 5, the Holder must deliver a Conversion Notice (as defined below) no later than the Close of Business on the third Business Day immediately preceding the Maturity Date. The cash payable, and the number of shares of Common Stock issuable, if any, upon conversion of a Note shall be determined as set forth in Section 5.03.
     (a) Conversion Based on Common Stock Price. A Holder may surrender all or a portion of its Notes for conversion during any calendar quarter commencing after December 31, 2009, and only during such calendar quarter, if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than 130% of the Conversion Price in effect on such last Trading Day. Whenever the Notes shall become convertible pursuant to this Section 5.01(a), the Company shall notify all Holders, the Trustee and the Conversion Agent promptly in writing.
     (b) Conversion Upon Satisfaction of Trading Price Condition. A Holder may surrender all or a portion of its Notes for conversion during the five Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 5.01(b), for each day in the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. In connection with any conversion upon satisfaction of this Section 5.01(b), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Whenever the Notes shall become convertible pursuant to this Section 5.01(b), the Company shall notify all Holders, the Trustee and the Conversion Agent promptly in writing.
     (c) Conversion Upon Specified Distributions to Holders of Common Stock or Specified Corporate Transactions. If the Company elects to:
     (i) distribute to all or substantially all holders of its Common Stock rights entitling them to purchase, for a period expiring within sixty (60) calendar days after the date of the distribution, shares of the Common Stock at a price per share less than the average Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution; or
     (ii) distribute to all or substantially all holders of Common Stock the Company’s assets, its debt securities or certain rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify all Holders, the Trustee and the Conversion Agent in writing at least thirty (30) Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, a Holder may surrender its Notes for conversion at any time until the earlier of the Close of Business on the Business Day immediately prior to such Ex- Date for such distribution or the Company’s announcement that such distribution will not take place. A Holder may not convert any of its Notes pursuant to this Section 5.01(c) if such Holder will otherwise participate in the distribution without conversion as a result of holding the Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of such Notes, divided by the applicable Conversion Price.

     (d) Conversion Upon a Fundamental Change or a Make-Whole Fundamental Change.
     (i) In the event of a Fundamental Change or a Make-Whole Fundamental Change, a Holder may surrender its Notes for conversion at any time beginning on the Business Day following the effective date of such Fundamental Change or Make-Whole Fundamental Change until (a) the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change or (b) the Close of Business on the thirty-fifth (35th) Business Day after the effective date of the Make-Whole Fundamental Change in the case of a Make-Whole Fundamental Change that is not a Fundamental Change. The Company shall notify all Holders, the Trustee and the Conversion Agent in writing of the anticipated occurrence of such a Fundamental Change or Make-Whole Fundamental Change no later than five (5) Business Days prior to the anticipated effective date of such Fundamental Change or Make-Whole Fundamental Change.
     (ii) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, that does not also constitute a Fundamental Change or a Make-Whole Fundamental Change, Holders will have the right to convert their Notes at any time beginning on the earlier of (i) the date upon which the Company notifies Holders, the Trustee and the Conversion Agent in writing of such transaction and (ii) the effective date of such transaction, and ending on the 35th Business Day immediately following the effective date of such transaction.
     (e) Conversion Upon Redemption. If the Company calls any or all of the Notes for redemption, Holders of the Notes will have the right to convert their Notes called for redemption until the Close of Business on the Business Day preceding the Redemption Date, after which time Holders’ right to convert will expire unless the Company defaults in the payment of the Redemption Price.
     Section 5.02. Conversion Procedures. The following procedures shall apply to the conversion of Notes:
     (a) In respect of Certificated Notes, a Holder must (i) complete and manually sign the conversion notice attached to the Note (the “Conversion Notice”), or facsimile of such Conversion Notice; (ii) deliver such Conversion Notice, which is irrevocable, and the Note to the Conversion Agent at the office maintained by the Conversion Agent; (iii) furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 5.08 below, pay all transfer or similar taxes; and (iv) if required pursuant to Section 5.03(c), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.
     (b) In respect of a beneficial interest in a Global Note, a Beneficial owner must comply with Applicable Procedures for converting a beneficial interest in a Global Note and, if required pursuant to Section 5.03(c), pay funds equal to interest payable on the next Interest Payment Date and all taxes or duties, if any.
     The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder.
     If a Holder converts Notes, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.
     No Conversion Notice with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 4.01.
     Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.
     Section 5.03. Settlement Upon Conversion.
     (a) Settlement Methods. Subject to Section 5.03(b), upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes tendered for conversion:
     (i) on the third Trading Day immediately following the Conversion Date (or, if earlier, on the Maturity Date), a number of shares of Common Stock equal to the Conversion Rate on the relevant Conversion Date (plus cash in lieu of fractional shares if applicable);
     (ii) on the third Trading Day immediately following the final Settlement Period Trading Day of the applicable Settlement Period, cash in an amount equal to the Conversion Value; or
     (iii) on the third Trading Day immediately following the final Settlement Period Trading Day of the applicable Settlement Period:
     (A) the fixed dollar amount per $1,000 principal amount of the Notes of the conversion obligation to be satisfied in cash specified in the Consideration Notice (which fixed dollar amount shall be $1,000 if the Company has made a Net Share Settlement Election or if the Company fails to timely notify converting Holders of the fixed dollar amount) or, if lower, the Conversion Value in cash (the “Fixed Cash Amount”); and
     (B) a number of shares equal to the sum, for each of the Settlement Period Trading Days in the relevant Settlement Period, of 1/25th of (a) the applicable Conversion Rate on such Settlement Period Trading Day minus (b) the quotient of (x) the Fixed Cash Amount divided by (y) the VWAP of the Common Stock on such Settlement Period Trading Day (plus cash in lieu of fractional shares if applicable).
The applicable settlement method for any particular conversion of Notes (pursuant to clause (i), (ii) or (iii) above) shall be determined pursuant to Section 5.03(b).
     (b) Selection of Settlement Method.
     (i) Prior to the 30th Scheduled Trading Day preceding the Maturity Date, the Company may elect to repay the Notes tendered for conversion pursuant to clause (i), (ii) or (iii) of Section 5.03(a) (or, if the Company has made the Net Share Settlement Election on or prior to the applicable Conversion Date, clause (iii) of Section 5.03(a)) by providing written notice (a “Consideration Notice”) to the converting Holders through the Conversion Agent (by requesting in writing that the Conversion Agent deliver the Consideration Notice on behalf of the Company) of the applicable settlement method no later than the second Scheduled Trading Day immediately following the related Conversion Date or by making the Net Share Settlement Election. If the Company does not provide a Consideration Notice in respect of a conversion and has not made the Net Share Settlement Election, the Company will be presumed to have elected to settle conversion of the applicable Notes pursuant to clause (iii) of Section 5.03(a).
     (ii) Prior to the 30th Scheduled Trading Day preceding the Maturity Date, if the Company has not made the Net Share Settlement Election, the Company may deliver a one-time Consideration Notice to the Holders, the Trustee, the Conversion Agent and the Paying Agent designating the settlement method (clause (i), (ii) or (iii) of Section 5.03(a) or, if the Company has made the Net Share Settlement Election, clause (iii) of Section 5.03(a)) for all conversions that occur on or after the 30th Scheduled Trading Day preceding such Maturity Date. If the Company has not delivered the one-time Consideration Notice referred to in this Section 5.03(b) and has not made an irrevocable Net Share Settlement

Election, conversion of the Notes will be settled in accordance with clause (iii) of Section 5.03(a).
     (iii) At any time prior to the 30th Scheduled Trading Day preceding the Maturity Date, the Company may deliver a one-time irrevocable notice to the Holders, the Trustee, the Conversion Agent and the Paying Agent electing to settle all conversions of the Notes from the date of such notice pursuant to clause (iii) of Section 5.03(a) (the “Net Share Settlement Election”). Upon making the Net Share Settlement Election, the Company will provide written notice to the Holders, the Trustee and the Conversion Agent in the manner contemplated by the Indenture, including through the facilities of the Depositary. The Company may irrevocably renounce the right to the Net Share Settlement Election by written notice to the Holders, the Trustee and the Conversion Agent at any time prior to the earlier of (i) the 30th Scheduled Trading Day preceding the Maturity Date and (ii) the Company’s exercise of such right to the Net Share Settlement Election. Upon such renunciation, the Company shall no longer have the right to the Net Share Settlement Election with respect to the Notes, and any such attempted election shall have no effect.
     (iv) The Company will settle all conversions by Holders of Notes converting on the same Trading Day in the same manner. Except for all conversions that occur on or after the 30th Scheduled Trading Day preceding the Maturity Date, the Company will have no obligation to repay any Notes tendered for conversion on different Trading Days in the same manner.
     (c) Payment of Interest Upon Conversion.
     (i) Upon conversion, Holders shall not receive any additional cash payment or shares of Common Stock for accrued and unpaid interest, except as described in Section 5.03(c)(ii). Upon conversion, accrued and unpaid interest to the Conversion Date is deemed to be paid in full rather than cancelled, extinguished or forfeited.
     (ii) If any Note is converted after the Close of Business on a Regular Record Date for an Interest Payment Date but prior to the corresponding Interest Payment Date, Holders of record of such Note at the Close of Business on such Regular Record Date will receive on the corresponding Interest Payment Date the interest accrued and unpaid on such Notes, notwithstanding the conversion prior to the Interest Payment Date. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on such Interest Payment

Date for the Notes so converted; provided that no such payment need be made:
     (A) for conversions after the Close of Business on the Regular Record Date for the Maturity Date;
     (B) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and prior to the corresponding Interest Payment Date;
     (C) if the Company has specified a Redemption Date that is after a Regular Record Date and prior to the corresponding Interest Payment Date; or
     (D) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
     (d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue fractional shares upon conversion of the Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Notes, the Company shall make payment an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/10,000th of a share) by multiplying the daily VWAP of a full share of Common Stock on (i) the final Settlement Period Trading Day of the related Settlement Period in the case of conversions pursuant to clause (ii) or (iii) of Section 5.03(a) and (ii) the Conversion Date, in the case of conversions pursuant to clause (i) of Section 5.03(a), in each case, by the fractional amount and rounding the product to the nearest whole cent.
     Section 5.04. Exchange in Lieu of Conversion.
     (a) If at any time when a Holder surrenders Notes for conversion, the Company:
     (i) has designated a financial institution, which shall be a direct or indirect Depositary participant (a “Designated Institution”), to accept such Notes in exchange for cash and shares of Common Stock, if any, equal to the consideration due upon conversion as provided in Section 5.03; and

     (ii) notifies the Holder surrendering such Notes for conversion, the Trustee and the Conversion Agent by the Close of Business on the second Business Day after the applicable Conversion Date, that it has directed the Designated Institution to make an exchange in lieu of conversion, then, notwithstanding anything in the Indenture to the contrary, on or prior to the second Business Day following the Conversion Date, the Company may direct the Conversion Agent in writing to surrender such Notes to the Designated Institution for exchange in lieu of conversion.
     (b) If the Designated Institution accepts any Notes surrendered for exchange, it shall deliver cash and shares of Common Stock, if any, or a combination of cash and shares of Common Stock to the Conversion Agent and the Conversion Agent will deliver such cash and/or shares of Common Stock, as the case may be, to such Holder in accordance with the provisions of Section 5.03. Any Notes so exchanged by such Designated Institution shall remain outstanding for all purposes under the Indenture.
     (c) If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall as soon as practicable convert such Notes into cash and shares of Common Stock, if any, in accordance with the provisions of Section 5.02 and 5.03.
     For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 5.04 require such financial institution to accept any Notes for exchange. The Company will not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.
     Section 5.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders may participate in the transaction as a result of holding the Notes, without having to convert their Notes, on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of Notes held divided by the applicable Conversion Price. This exception will not apply to any adjustment to Conversion Rate upon conversion upon a Make-Whole Fundamental Change as described in Section 5.07. In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.
     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or the Company effects a share split or share combination of Common Stock, the Conversion Rate will be adjusted based on the following formula:
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Date or immediately after the Open of Business on such Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Date or immediately prior to the Open of Business on such Effective Date, as applicable; and

OS1	=	the number of the shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 5.05(a) shall become effective (x) immediately after the Open of Business on the Ex-Date for such dividend or distribution, or (y) the Effective Date for such share split or share combination. If any dividend or distribution of the type described in this Section 5.05(a) is declared but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
     (b) If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan adopted by the Company) entitling such holders for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of Common Stock, the Conversion Rate will be adjusted based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.
Any adjustment made pursuant to this Section 5.05(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Date for such distribution. If such rights, options or warrants described in this Section 5.05(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.
     For purposes of this clause (b), in determining whether the aggregate price payable for shares of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:
     (i) any dividends or distributions referred to in Section 5.05(a) or Section 5.05(e);

     (ii) any rights, options or warrants referred to in Section 5.05(b);
     (iii) except as otherwise described below, rights issued pursuant to the Company’s stockholder rights plan, or the detachment of such rights under the terms of such rights plan;
     (iv) any dividends or distributions referred to in Section 5.05(d);
     (v) any dividends or distributions in connection with a Merger Event resulting in a change in the conversion consideration pursuant to Section 5.05(m); and
     (vi) any Spin-Off to which the provisions set forth in this Section 5.05(c) shall apply;
then the Conversion Rate will be adjusted based on the following formula:
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;

SP0	=	the Current Market Price; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) on the Ex-Date for such distribution of the shares of Capital Stock, evidences of indebtedness, or other assets or property of the Company so distributed, expressed as an amount per share of Common Stock.
     With respect to an adjustment pursuant to this Section 5.05(c) where there has been a payment of a dividend or other distribution on Common Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-Off”), that are, or, when issued, will be, quoted or listed on any securities exchange or other market, the Conversion Rate will instead be adjusted based on the following formula:

     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the Close of Business or the last Trading Day of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading-Day period commencing on, and including, the Ex-Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
     The adjustment to the Conversion Rate under the preceding paragraph shall occur at the Close of Business on the last day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references within this clause (c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
     (d) If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

SP0	=	the Current Market Price; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.
     (e) If the Company or any Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer for Common Stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be adjusted based on the following formula:
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Expiration Date;

FMV	=	the fair market value (as determined by the Company’s Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day immediately following the Expiration Date.
     Any adjustment made pursuant to this clause (e) shall become effective immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date; provided that in respect of any conversion within

10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.
     In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or any such Subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of the formula in this Section 5.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 5.05(e).
     (f) If:
     (i) any distribution or transaction described in Section 5.05(a), (b), (c), (d) or (e) above has not yet resulted in an adjustment to the applicable Conversion Rate on the Trading Day in question, and
     (ii) the shares that the Holder will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then promptly after such distribution or transaction has occurred, the Company will adjust the number of shares of Common Stock that it delivers to the Holder as it determines is appropriate to reflect the relevant distribution or transaction. In addition, if a Conversion Rate adjustment becomes effective on any Ex-Date as described above, and a Holder that has converted its Notes would become the record Holder of shares of Common Stock as of the related Conversion Date pursuant to Section 5.03 based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the Conversion Rate adjustment provisions above, the Conversion Rate adjustment relating to such Ex-Date will not be made for such converting Holder. Instead, such Holder will be deemed to be the record owner of shares of on un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment or, if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders.
     (g) To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, Holders of Notes will receive, in addition to Common Stock, the rights under the stockholder rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all Holders its Common stock, shares of its Capital Stock, evidences of indebtedness or assets as described in clause Section 5.05(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the right or warrants described therein with respect to such Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment of the Conversion Rate.
     (h) For purposes of Sections 5.05(c) and 5.05(d), except with respect to a Spin-Off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all shareholders:
     (i) equals or exceeds the average of the Last Reported Sale Prices of Common Stock over the relevant consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; or
     (ii) such average Last Reported Sale Price exceeds the fair market value of such assets, debt securities or rights, warrants or options or the amount of cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to shares of Common Stock, cash or a combination of cash and shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the principal amount of the Notes held divided by the Conversion Price in effect immediately prior to the Ex-Date for determining the shareholders entitled to receive the distribution; provided that if the Company’s Board of Directors determines fair market value for purposes of any such adjustment by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing Current Market Price.
     (i) Except as described herein, the Company will not adjust the Conversion Rate for the issuance of shares of the Common Stock, including in connection with satisfaction of the Company’s conversion obligation in a combination of cash and shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, the Conversion Rate will not be adjusted:

     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company’s, or assumed by the Company, or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Notes were first issued;
     (iv) for a change in the par value of Common Stock; or
     (v) for accrued and unpaid interest on the Notes, if any.
     (j) The Company is permitted, to the extent permitted by law and the rules of The NASDAQ Global Market or any other securities exchange on which the Common Stock is then listed, to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.
     (k) The Company shall not take any voluntary action that would result in an adjustment pursuant to any of the provisions in this Section 5.05 without complying, if applicable, with the stockholder approval rules of the NASDAQ Global Stock Market (including NASDAQ Market Rule 5635, which requires stockholder approval of certain issuances of Common Stock) or any similar rule of any other stock exchange on which Common Stock is listed at the relevant time.
     (l) Adjustments to the applicable Conversion Rate shall be calculated to the nearest one ten-thousandth (1/10,000th) of a share. The Company will not be required to make an adjustment in the Conversion Rate unless such adjustment would require a change of at least 1% in the applicable Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments on each Conversion Date, and each Settlement Period Trading Day with respect to any Conversion Date, for any Notes.
     (m) In the event (a “Merger Event”) of:

     (i) any reclassification of the Common Stock;
     (ii) any Fundamental Change described in clause (2) of the definition thereof;
     (iii) a share exchange, consolidation, or merger involving the Company; or
     (iv) a conveyance, transfer, sale, lease or other disposition to another person of all or substantially all of the Company’s assets, in which holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for their shares of Common Stock, the Notes will become convertible based on the type and amount of consideration that the Holders of a number of shares of Common Stock equal to the principal amount of the Notes divided by the Conversion Price would have received in such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition. For purposes of the foregoing, the type and amount of consideration that a holder of Common Stock received in the case of reclassifications, share exchanges, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions that cause Common Stock to be exchanged for more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by holders of Common Stock that affirmatively made such an election.
     Section 5.06. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate a number of shares of Common Stock equal to a sum or an average of the Last Reported Sale Price over multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which the sum or average is to be calculated.
     Section 5.07. Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes
     (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes at any time during the period beginning on the Business Day following the effective date of such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change only if such Notes are surrendered for conversion at a time when the Notes would be convertible in light of the occurrence of a Make-Whole Fundamental Change and notwithstanding the fact that a Note otherwise may then be convertible under Section 5.01.
     (b) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Reference Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Make-Whole Fundamental Change. If holders of Common Stock receive only cash in a Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day preceding the relevant Make-Whole Reference Date.
     (c) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in Schedule A shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5.05.
     (d) If either of the exact Stock Price or the Make-Whole Reference Date is not be set forth in the table in Schedule A:
     (i) If the Stock Price is between two adjacent Stock Price amounts in the table or the Make-Whole Reference Date is between two adjacent Make-Whole Reference Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.
     (ii) If the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.
     (iii) If the Stock Price is less than $30.50 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

     Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 32.7869 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 5.05.
     (e) If a Holder of Notes elects to convert its Notes prior to the effective date of any Fundamental Change, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.
     (f) Any conversion that entitles the converting Holder to an increase in the Conversion Rate as described in this Section 5.07 shall be settled as described under Section 5.03.
     (g) The Company will notify Holders, the Trustee and the Conversion Agent in writing of the effective date of any Make-Whole Fundamental Change no later than 20 days after such effective date.
     Section 5.08. Taxes on Shares Issued. Any issue of share certificates on conversion of any Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 5.09. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.
     The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.
     The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     Section 5.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Stock or share certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5.
     Section 5.11. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 5 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any subsequent stockholder rights agreement adopted by the Company, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 5.05(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the rights described therein with respect to such Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle the Holder to an adjustment to the Conversion Rate.
     Section 5.12. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith, absent manifest error. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.
ARTICLE 6
Redemption
     Section 6.01. Optional Redemption.
     (a) Pursuant to Section 3.01 of the Base Indenture, the Notes are redeemable on the terms and subject to the conditions set forth in this Article 6.
     (b) Sections 3.02, 3.03, 3.04, 3.05 and 3.06 of the Base Indenture shall not apply to the Notes. No sinking fund is provided for the Notes and the Notes will not be subject to defeasance.
     Section 6.02. Right to Redeem; Notices to Trustee.
     (a) The Notes are not redeemable by the Company prior to August 20, 2013. On or after August 20, 2013, the Notes may be redeemed in whole or in part at the option of the Company if the Last Reported Sale Price of the Common Stock has been greater than or equal to 130% of the applicable Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending on the Trading Day immediately prior to the date on which the Company provides Notice of Redemption.
     (b) The redemption price at which the Notes are redeemable (the “Redemption Price”) shall be equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, plus (iii) the Make-Whole Premium; provided, however, that if the Redemption Date is after a Regular Record Date and prior to the Interest Payment Date to which it relates, then the accrued and unpaid interest, if any, to, but excluding, the Redemption Date, shall be paid on such Interest Payment Date to the Holders of record of such Notes on the applicable Regular Record Date instead of the Holders surrendering such Notes for redemption on the Redemption Date (and in this circumstance, the Make-Whole Premium shall be calculated based on the present values of the remaining scheduled payments of interest on such Notes, starting with the next Interest Payment Date for which interest has not been provided for herein). The Trustee shall have no duty to determine or calculate the Make-Whole Premium, which shall be determined by the Company in accordance with the provisions of the Indenture, and the Trustee shall not be under any responsibility to determine the correctness of any such determination and/or calculation and may conclusively rely on the correctness thereof.
     (c) Upon any redemption in accordance with this Article 6, the Company shall pay the Make-Whole Premium with respect to the Notes called for redemption to Holders, at its option, in cash, shares of Common Stock or a combination of cash and shares of Common Stock and shall specify the type of consideration for the Make-Whole Premium (and, if a combination, will specify the dollar amount of the Make-Whole Premium to be paid in cash) in the Notice of Redemption sent by the Company pursuant to Section 6.04. If the Company does not specify the type of consideration for the Make-Whole Premium in such Notice of Redemption, the Company shall pay the Make-Whole Premium entirely in cash.
     The Company may elect to pay the Make-Whole Premium or any portion thereof, subject to the fulfillment by the Company of the conditions set forth in Section 6.02(h), by delivering the number of shares of Common Stock equal to (i) the amount of the Make-Whole Premium (or such lesser portion thereof that the Company elects to pay in shares of Common Stock if the Company pays the Make-Whole Premium in a combination of cash and shares of Common Stock) divided by (ii) the product of (x) the average of the Last Reported Sale Price of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Redemption Date and (y) 97.5%.
     (d) The Company shall pay the Make-Whole Premium on all Notes called for redemption on or after August 20, 2013 and prior to August 15, 2016, including any Notes converted into Common Stock pursuant to the terms of the Indenture after the date of the Notice of Redemption sent pursuant to Section 6.04 of the Indenture and prior to such Redemption Date.
     (e) Any issuance of shares of Common Stock in respect of the Make-Whole Premium shall be deemed to have been effected immediately prior to the Close of Business on the Redemption Date and the Person or Persons in whose name or names any stock certificate or stock certificates representing shares of Common Stock shall be issuable upon such redemption shall be deemed to have become on the Redemption Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for redemption on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the stock certificate or stock certificates representing such shares are to be issued as the holder or holders of record of the shares represented thereby for all purposes at the Open of Business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock declared prior to the Redemption Date.
     A Holder receiving shares of Common Stock in respect of the Make-Whole Premium shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the Close of Business on the Redemption Date.
     (f) The Company will not issue a fractional share of Common Stock upon payment of the Make-Whole Premium. Instead, the Company shall pay cash in lieu of fractional shares based on the Last Reported Sale Price of Common Stock on the Trading Day prior to the applicable Conversion Date.
     (g) Any issuance and delivery of stock certificates representing shares of Common Stock on payment of the Make-Whole Premium shall be made without charge to the Holder of Notes being redeemed or for any tax or duty in respect of the issuance or delivery of such stock certificates or the Notes represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of stock certificates representing shares of Common Stock in a name other than that of the Holder of the Notes being redeemed, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.
     (h) The Company may, at its option, pay the Make-Whole Premium payable to Holders pursuant to Section 6.02(b) upon redemption of the Notes, in shares of Common Stock, if the following conditions are satisfied:
          (i) The shares of Common Stock to be so issued;
     (A) shall not require registration under any Federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon redemption or if such registration is required, such registration shall be completed and shall become effective prior to the Redemption Date; and
     (B) shall not require registration with, or approval of, any governmental authority under any state law or any other Federal law before shares may be validly issued or delivered upon redemption or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Redemption Date.
     (ii) The shares of Common Stock to be listed upon redemption of Notes hereunder are, or shall have been, approved for listing on the NASDAQ Global Market or the NASDAQ Global Select Market or any other stock exchange on which the shares of Common Stock are then listed, in any case, prior to the Redemption Date.
     (iii) All shares of Common Stock which may be issued upon redemption of Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     (iv) If any of the conditions set forth in clauses (i) through (iii) of this Section 6.02(h) are not satisfied in accordance with the terms thereof, the Make-Whole Premium shall be paid by the Company only in cash.
     Section 6.03. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers reasonable (so long as such method is not prohibited by the rules of the NASDAQ Global Market or the NASDAQ Global Select Market or any other stock exchange on which the Notes are then listed, as applicable). The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to Section 6.04 from outstanding Notes not previously called for redemption.
     Notes and portions of Notes the Trustee selects shall be in principal amounts of $1,000 or multiples of $1,000. Provisions of the Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.
     If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
     Section 6.04. Notice of Redemption. At least 35 days but not more than 60 days before a Redemption Date, the Company shall send a notice of redemption (“Notice of Redemption”) by electronic transmission or by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed; provided, however, that the Company may not deliver any such notice to any Holder of Notes at any time when there exists any accrued and unpaid Defaulted Interest.
     The notice shall specify the Notes to be redeemed and shall state:
     (a) the Redemption Date, including the type of consideration to be paid for the Make-Whole Premium;
     (b) the Redemption Price;
     (c) the applicable Conversion Rate;
     (d) the name and address of the Paying Agent and Conversion Agent;

     (e) that Notes called for redemption may be converted at any time before the Close of Business on the Trading Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price;
     (f) that Holders who want to convert Notes must satisfy the requirements set forth therein and in the Indenture;
     (g) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;
     (h) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are held other than in global form) and principal amounts of the particular Notes to be redeemed;
     (i) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and
     (j) the CUSIP number of the Notes.
     At the Company’s written request delivered at least 10 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.
     Section 6.05. Effect of Notice of Redemption. Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.
     Section 6.06. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.03(b) of the Base Indenture) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.
     If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of the Indenture, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price upon delivery of such Notes.
     Section 6.07. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not redeemed; provided, that the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 days before any selection for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.
ARTICLE 7
Events of Default and Remedies
     Section 7.01. Events of Default.
     (a) The provisions of this Article 7 shall, with respect to the Notes, supersede in its entirety Article 6 of the Base Indenture.
     (b) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (i) default by the Company in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (ii) default by the Company in the payment of the principal of any Note when due and payable at its Stated Maturity, upon required repurchase, upon redemption, upon acceleration or otherwise; or
     (iii) failure by the Company to comply with its obligation to convert the Notes upon exercise of a Holder’s conversion right and such failure continues for five days; or;

     (iv) failure by the Company to comply with its obligations under Article 8; or
     (v) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 4.01; or
     (vi) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Outstanding Notes has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture; or
     (vii) default under any agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed having a principal amount in excess of $25,000,000 in the aggregate of the Company and/or any such Significant Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default (i) shall have resulted in such indebtedness becoming or being declared due and payable prior to its Stated Maturity or (ii) constituted a failure to pay at least $25,000,000 of such indebtedness when due and payable at its Stated Maturity (and including any grace period relating to such indebtedness), upon required repurchase, upon declaration or otherwise; provided, that any such Event of Default under this clause (vii) shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration; or
     (viii) one or more judgments, orders or decrees for the payment of money in excess of $25,000,000, either individually or in the aggregate, shall be entered against the Company or any of its Significant Subsidiaries and shall not be discharged, bonded, paid, stayed, waived, subject to a negotiated settlement or subject to insurance within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or
     (ix) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (x) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.
     Section 7.02. Acceleration of Maturity; Rescission and Annulment.
     (a) If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Outstanding Notes and accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and accrued and unpaid interest, if any, shall become immediately due and payable. However, upon an Event of Default arising out of Section 7.01(b)(ix) or Section 7.01(b)(x) (except in each case with respect to any Significant Subsidiary) the principal amount of all the Outstanding Notes, plus accrued and unpaid interest to the acceleration date, if any, shall be due and payable immediately without notice from the Trustee or Holders.
     (b) Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its covenants set forth in Section 3.05 (any such Event of Default, a “Reporting Default”), shall for the first 365 days after the occurrence of such Reporting Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. The Additional Interest shall accrue on all Outstanding Notes from and including the date on which such Reporting Default first occurs until, but excluding, the 365th day thereafter (or such earlier date on which such Reporting Default is cured or waived) and shall be payable as provided in Section 3.07. On the 365th day after such Reporting Default (if such violation is not cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately.
     (c) If the Company elects to pay the Additional Interest as the sole remedy for the Reporting Default, the Company shall notify in writing the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the date on which such Event of Default first occurs. If the Company fails to give such notice, the Trustee or the Holders of not less than 25% of principal amount of the Outstanding Notes may declare the principal amount of and accrued and unpaid interest (including Additional Interest, if any) on such Notes to be due and payable immediately. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a notice, the Trustee may assume without inquiry that Additional Interest is not payable. The Company shall pay the Additional Interest semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date of such Reporting Default, in the same manner as described on the face of the Note.
     Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if
     (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
     (b) default is made in the payment of the principal of any Note at the Stated Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 7.04. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of the Base Indenture.
     No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.05. Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
     Section 7.06. Application of Money Collected.
     Any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 7.06 of the Base Indenture;
     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and
     THIRD: The balance, if any, to the Company or any other Person or Persons entitled thereto.
     Section 7.07. Limitation on Suits.

     Subject to Section 7.08, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered in writing to the Trustee security or indemnity satisfactory to it against any loss, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) no direction that, in the opinion of the Trustee, is inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 7.08. Unconditional Right of Holders to Receive Principal and Interest and to Convert.
     Notwithstanding any other provision in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note expressed in such Note and to convert such Note in accordance with Article 5 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 7.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 7.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 7.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.
     Section 7.12. Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with the Indenture, and
     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or the Indenture.
     The Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or officers of the Trustee, determine that the proceeding so directed, subject to the Trustee’s duties under the Trust Indenture Act, would involve the Trustee in personal liability or might be unduly prejudicial to the Holders not involved in the proceeding.
     Section 7.13. Waiver of Past Defaults and Rescission.

     The Holders of not less than a majority in principal amount of the Outstanding Notes may, by written notice to the Company and the Trustee, on behalf of the Holders of all the Notes:
     (a) waive any past default or Event of Default hereunder and its consequences, except a default
     (i) in the payment of the principal of, accrued and unpaid interest on any Note that remains uncured,
     (ii) in respect of the failure to deliver the amounts due upon conversion of a Note in accordance with Section 5.01 hereunder,
     (iii) in the payment of any applicable Redemption Price, or
     (iv) in the payment of any applicable Fundamental Change Repurchase Price.
     (b) at any time after a declaration of acceleration has been made, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences, if:
     (i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and
     (ii) such declaration is not the result of a failure to deliver consideration due upon conversion, a payment default arising from the Company’s failure to repurchase any Notes when required, a payment default arising from the Company’s failure to pay the Redemption Price on the Redemption Date in connection with the Company exercising its optional redemption right.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 7.14. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Note in accordance with Article 12.

     Section 7.15. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 7.16. Notice of Default.
     (a) The provisions of this Section 7.16 shall, with respect to the Notes, supersede in its entirety Section 7.14 of the Base Indenture
     (b) If a default occurs and is continuing and is known to the Trustee, the Trustee must send to each Holder notice of the default within 90 days after it occurs or, if later, promptly after the Trustee obtains knowledge thereof. Except in the case of a default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. The Company shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action the Company is taking or propose to take in respect thereof.
ARTICLE 8
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.
     (a) This Section 8.01 shall, with respect to the Notes, supersede in its entirety Section 10.01 of the Base Indenture. The Company shall not consolidate with or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
     (i) either (A) the Company is the surviving corporation or (b) the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture;

     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (iii) the Company, or the successor Person if other than the Company, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 8.02. Successor Substituted.
     This Section 8.02 shall, with respect to the Notes, supersede in its entirety Section 10.02 of the Base Indenture. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes. If the Company is still in existence after the transaction, it will be released from its obligations and covenants hereunder and the under the Notes.
ARTICLE 9
Satisfaction and Discharge
     Section 9.01. Satisfaction and Discharge of Indenture.
     (a) Subject to Section 1.02 hereof, the provisions of Article 11 of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.
     (b) Section 11.01 and 11.02 of the Base Indenture shall not apply to the Notes.
     (c) When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, cash and/or shares of Common Stock sufficient to pay at Stated Maturity upon conversion (assuming the maximum number of Additional Shares then issuable), upon any Redemption Date or upon any Fundamental Change Repurchase Date all principal and interest (including Additional Interest, if any) due or to become due to such Stated Maturity, Redemption Date of Fundamental Change Repurchase Date, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (B) rights hereunder of Holders to receive payments of principal of and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the reasonable cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with the Indenture or the Notes.
ARTICLE 10
Supplemental Indentures
     Section 10.01. Supplemental Indentures. Subject to Section 1.02 hereof, the provisions of Article 9 of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.
     It shall not be necessary for any Act of Holders under this Article 10 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Any Notes held by the Company or any of its Affiliates shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have consented to a modification, amendment or waiver of the terms of the Indenture.
     Section 10.02. Supplemental Indentures Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 9.01 of the Base Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee and the Company, for any of the following purposes:

     (a) to cure any ambiguity, manifest error, defect or omission or inconsistency that does not adversely affect the Holders in any material respect;
     (b) to provide for the assumption of the Company’s obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture and to provide for conversion of the Notes into Reference Property;
     (c) to provide any security for or add guarantees with respect to the Notes;
     (d) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;
     (e) to add covenants that would benefit the Holders or to surrender any rights the Company has under the Indenture
     (f) to provide for a successor Trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture
     (g) to provide for the issuance of Additional Notes, to the extent that the Company deems such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any Holder;
     (h) to increase the Conversion Rate;
     (i) to add Events of Default with respect to the Notes;
     (j) to add circumstances under which the Company will pay additional interest on the Notes;
     (k) to make any other change that does not adversely affect the rights of any Holder of Outstanding Notes; or
     (l) to conform the terms of the Indenture or the Notes to the “Description of Notes” section of the Company’s final prospectus supplement dated August 6, 2009 relating to the offering of the Notes.
     Section 10.03. Supplemental Indentures with Consent of Holders.
     In addition to any permitted amendment or supplement to the Indenture pursuant to Section 9.02 of the Base Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,
     (a) make any change in the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;
     (b) reduce any rate of interest or extend the time for payment of interest on the Notes;
     (c) reduce the principal amount of, or the Fundamental Change Repurchase Price or Redemption Price with respect to, the Notes, or change their final Stated Maturity;
     (d) make payments on the Notes payable in currency other than as originally stated in the Notes;
     (e) impair the Holder’s right to institute suit for the enforcement of any payment on the Notes;
     (f) adversely affect the ranking of the Notes as the senior unsecured indebtedness of the Company;
     (g) waive a continuing default or Event of Default regarding any payment on the Notes;
     (h) adversely affect the right of any Holder to require the Company to repurchase all or any of its Notes as provided in Article 4 ; or
     (i) adversely affect the right of any Holder to convert any Note as provided in Article 5.
     Section 10.04. Notices of Supplemental Indentures. After a supplement under this Article 10 becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
ARTICLE 11
Miscellaneous
     Section 11.01. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

(WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).
     Section 11.02. Calculations in Respect of Notes.
     Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for hereunder and under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sales Price, the Settlement Period and Settlement Period Trading Days, the Daily Conversion Values, if applicable, the settlement amount, accrued interest payable on the Notes and the Conversion Rate on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward its calculations to any Holder upon the request of such Holder.
     Section 11.03. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
     Section 11.04. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the day and year first above written.

ONYX PHARMACEUTICALS, INC.
By:	/s/ Matthew K. Fust
	Name:	Matthew K. Fust
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO THE FIRST SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION As Trustee
By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[SIGNATURE PAGE TO THE FIRST SUPPLEMENTAL INDENTURE]

Schedule A
Make-Whole Table

Make-Whole Reference Date	Stock Price
	$30.50	$30.75	$31.50	$33.00	$35.00	$37.50	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$100.00	$150.00	$200.00
August 12, 2009	7.5662	7.4654	7.2011	6.7199	6.1624	5.5745	5.0822	4.3074	3.7280	3.2796	2.9227	2.3898	2.0101	1.5020	0.8561	0.5451
August 15, 2010	7.5662	7.2996	6.6634	6.1870	5.6393	5.0676	4.5938	3.8588	3.3189	2.9071	2.5832	2.1058	1.7695	1.3227	0.7559	0.4817
August 15, 2011	7.5662	7.2996	6.5254	5.7604	5.2036	4.6296	4.1607	3.4476	2.9368	2.5557	2.2612	1.8356	1.5407	1.1532	0.6630	0.4244
August 15, 2012	7.5662	7.2996	6.5254	5.4045	4.8153	4.2175	3.7382	3.0296	2.5407	2.1880	1.9232	1.5518	1.3012	0.9765	0.5666	0.3656
August 15, 2013	7.5662	7.2996	6.5254	5.0861	4.4334	3.7837	3.2754	2.5533	2.0838	1.7642	1.5357	1.2308	1.0323	0.7783	0.4565	0.2974
August 15, 2014	7.5662	7.2996	6.5254	5.0823	4.0620	3.3145	2.7442	1.9700	1.5038	1.2486	1.0780	0.8636	0.7270	0.5520	0.3276	0.2158
August 15, 2015	7.5662	7.2996	6.5254	5.0823	3.6526	2.7350	2.0707	1.2484	0.7874	0.6510	0.5506	0.4428	0.3759	0.2882	0.1729	0.1150
August 15, 2016	7.5662	7.2996	6.5254	5.0823	3.3507	1.4460	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Exhibit A
[FORM OF FACE OF NOTE]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

[1]	This legend is to be included only if the Note is a Global Note.

Onyx Pharmaceuticals, Inc.
4.00% Convertible Senior Notes due 2016

No. 1	U.S. $230,000,000
CUSIP: 683399AB5
ISIN: US683399AB58
     Onyx Pharmaceuticals, Inc., a company duly incorporated and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] United States Dollars ($[•]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on August 15, 2016.
     The issue date of this Note is August 12, 2009.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Note under certain circumstances, provisions giving the Holder the right to convert this Note into Common Stock of the Company and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
[Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ONYX PHARMACEUTICALS, INC.
By:
Name:
Title:
Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-mentioned Indenture.
By:
Name:
Authorized Signatory
Date:

[FORM OF REVERSE SIDE OF NOTE]
Onyx Pharmaceuticals, Inc.
4.00% Convertible Senior Notes due 2016
     This Note is one of a duly authorized issue of 4.00% Convertible Senior Notes due 2016 (the “Notes”) of the Company issued under an Indenture, dated as of August 12, 2009 (as amended, modified and supplemented by the First Supplemental Indenture dated August 12, 2009, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1.	Interest.
     This Note shall bear interest at a rate of 4.00% per annum on the principal amount. Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 12, 2009. Interest will be payable semi-annually, in arrears, on each February 15 and August 15, beginning on February 15, 2010, to holders of record at the Close of Business on the immediately preceding February 1 and August 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no interest (including Additional Interest, if any) will accrue for the intervening period.
     Interest (including Additional Interest, if any) will cease to accrue on the Notes upon the Maturity Date, their redemption by the Company or their conversion or repurchase by the Company at the option of the Holder.
2.	Method of Payment.
     Payment of the principal of the Notes shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest including Additional Interest, if any, on Certificated Notes shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided, however, that Holders with Notes in an aggregate principal amount in excess of $5.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
3.	Paying Agent, Registrar and Conversion Agent.
     Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.
4.	Indenture.
     The Notes are general unsecured senior obligations of the Company. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.
5.	Redemption at the Option of the Company.
     The Notes are redeemable in whole, or from time to time in part, at any time on or after August 20, 2013 at the option of the Company if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 130% of the applicable Conversion Price in effect on each such Trading Day. The Redemption Price shall be equal to (i) a cash amount equal to the sum of (x) 100% of the principal amount of Notes being redeemed, plus (y) accrued and unpaid interest (including Additional Interest, if any), if any to, but excluding, the Redemption Date, plus (ii) the Make-Whole Premium payment in cash, shares of Common Stock or a combination thereof, at our option. No sinking fund is provided for the Notes.
6.	Purchase by the Company at the Option of the Holder Upon a Fundamental Change.
     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of any Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in principal amounts of $1,000 or multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.
     Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be purchased with respect to a Fundamental Change Repurchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, then, immediately after such Fundamental Change Repurchase Date, such Notes shall cease to be outstanding and interest (including Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Notes by their Holders to the Paying Agent).
7.	Conversion.
     Subject to the provisions of the Indenture (including without limitation the conditions of conversion of Notes set forth in Article 5 thereof), the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into cash, shares of Common Stock or a combination thereof, at the Conversion Rate specified in the Indenture. The initial Conversion Rate is 25.2207 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in certain events described in the Indenture.
     Upon conversion, Holders will receive, at the Company’s election, cash, shares of Common Stock or a combination thereof, as set forth in the Indenture. However, at any time prior to the 30th Scheduled Trading Day preceding August 15, 2016, the Company may irrevocably make a Net Share Settlement Election, which entitles the Company to pay an amount in cash equal to the Fixed Cash Amount in respect to the Notes tendered for conversion, together with shares of Common Stock to the extent that the Company’s payment obligations in respect of the Notes exceed such Fixed Cash Amount.
     No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture;

8.	Denominations; Transfer; Exchange.
     The Notes are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
9.	Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.
10.	Amendment, Supplement and Waiver.
     Subject to certain exceptions, the Notes or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and subject to certain exceptions, an existing Default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect, manifest error, omission or inconsistency or make any change that does not adversely affect the rights under the Indenture of any Holder of outstanding Notes.
11.	Defaults and Remedies.
     If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Notes then outstanding plus accrued and unpaid interest (including Additional Interest, if any), may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Notes plus accrued and unpaid interest (including Additional Interest, if any) shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

12.	Authentication.
     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on this Note.
13.	Abbreviations.
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
14.	Indenture to Control; Governing Law.
     To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     This Note shall be governed by and construed in accordance with the laws of the state of New York (without giving effect to the conflict of laws principles thereof).

SCHEDULE OF EXCHANGES OF NOTES2
     The following exchanges, purchases or conversions of a part of this Global Note have been made:

Principal
	Signature of			Amount of this
	Authorized	Decrease in	Increase in	Global Note
Date of	Signatory of	Principal	Principal	Following Such
Decrease or	Trustee or	Amount of this	Amount of this	Decrease or
Increase	Custodian	Global Note	Global Note	Increase

[2]	This schedule is to be included only if the Note is a Global Note.

ASSIGNMENT FORM
     If you want to assign this Note, fill in the form below and have your signature guaranteed:
     I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
     and irrevocably appoint                                                               agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CONVERSION NOTICE
     If you want to exercise the option to convert this Note in accordance with the terms of the Indenture referred to in this Note, check the box: ☐
     To convert only part of this Note, state the Principal Amount to be converted (which must be $1,000 or a multiple of $1,000, provided that the portion not so converted is in a minimum Principal Amount of $1,000):
     $
     If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

     Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
Wells Fargo Bank, National Association
MAC N9311-110
625 Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Services

Re:	Onyx Pharmaceuticals, Inc. (the “Company”) 4.00% Convertible Senior Notes due 2016
     This is a Fundamental Change Repurchase Notice as defined in Section 4.01(a) of the Indenture, dated as of August 12, 2009 (as amended, modified and supplemented by the First Supplemental Indenture dated August 12, 2009, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Notes:
     I intend to deliver the following aggregate principal amount of Notes for purchase by the Company pursuant to Article 4 of the Indenture (multiples of $1,000 with a minimum of $1,000):
$
     I hereby agree that the Notes will be purchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture.
Signed: